Exhibit 99.1
TRULIEVE CANNABIS CORP.
(UNAUDITED) PRO FORMA FINANCIAL STATEMENTS

On June 3, 2026, Trulieve Cannabis Corp. (the “Company”) and its indirect wholly-owned subsidiary, Harvest Enterprises Holdings, Inc. (“Company Subsidiary”), entered into several agreements to facilitate the deconsolidation of the financial results of its former indirectly wholly-owned subsidiary, Harvest Enterprises, LLC (“Harvest”), from the Company’s financial results in accordance with U.S. generally accepted accounting principles (the “Deconsolidation Transaction”) and segregate the Company’s mixed-use cannabis business from its medical cannabis business in order to apply to list the Company’s subordinate voting shares on the New York Stock Exchange (the “NYSE”). As further described below, as a result of the implementation of the Deconsolidation Transaction, Company Subsidiary holds non-voting and non-participating units (the “Non-Voting Units”) in the capital of Harvest, which now holds the Company’s former mixed-use cannabis business, other than businesses the transfer of which is subject to regulatory approval, which businesses will, automatically and without any action on the part of the Company or any other party, transfer to Harvest upon the receipt of regulatory approval. The Non-Voting Units do not carry voting rights or rights to receive dividends, do not provide the Company with the ability to direct the business, operations or activities of Harvest, or provide other rights upon dissolution of Harvest, and are only convertible into Class B units of Harvest (the “Common Units”) following the date that the NYSE permits the listing of companies that consolidate the financial statements of companies that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) for non-medical uses in the United States (the “Stock Exchange Permissibility Date”).

The following unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) are based on the historical consolidated financial statements of the Company, as adjusted to give effect to the Deconsolidation Transaction which closed on June 3, 2026. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 (the “pro forma balance sheet”) gives effect to the Deconsolidation Transaction as if it had occurred on March 31, 2026. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 (the “pro forma statements of operations”) give effect to the Deconsolidation Transaction as if it had occurred on January 1, 2025.

TRULIEVE CANNABIS CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
AS OF MARCH 31, 2026
(in thousands)

	As Reported	Disposition Adjustments (a)	Pro Forma Adjustments		Pro Forma Trulieve Cannabis Corp.
ASSETS
Current Assets:
Cash and cash equivalents	$352,880	$(50,101)	$14,800	(b)	$317,579
Accounts receivable, net	14,050	(10,000)	—		4,050
Inventories	242,320	(50,353)	—		191,967
Income tax receivable	6,751	(877)	—		5,874
Notes receivable - current portion, net	1,327	—	—		1,327
Prepaid expenses	21,120	(2,371)	—		18,749
Other current assets	13,671	(10,096)	—		3,575
Assets associated with discontinued operations	839	(839)	—		—
Total current assets	652,958	(124,637)	14,800		543,121
Property and equipment, net	676,944	(89,984)	—		586,960
Right of use assets - operating, net	104,677	(22,941)	—		81,736
Right of use assets - finance, net	70,352	(13,702)	—		56,650
Intangible assets, net	780,750	(476,257)	—		304,493
Goodwill	483,905	(158,281)	—		325,624
Notes receivable, net	450	—	—		450
Investment in Harvest (equity method)	—	—	188,463	(c)	188,463
Other assets	10,004	(1,955)	—		8,049
Long-term assets associated with discontinued operations	1,907	(1,907)	—		—
TOTAL ASSETS	$2,781,947	$(889,664)	$203,263		$2,095,546
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$78,933	$(12,470)	$3,000	(d)	$69,463
Deferred revenue	9,954	(2,308)	—		7,646
Notes payable - current portion	4,148	—	—		4,148
Operating lease liabilities - current portion	13,094	(2,578)	—		10,516
Finance lease liabilities - current portion	11,363	(1,479)	—		9,884
Construction finance liabilities - current portion	2,566	(2,009)	—		557
Contingencies	300	—	—		300
Liabilities associated with discontinued operations	3,802	(3,802)	—		—
Total current liabilities	124,160	(24,646)	3,000		102,514
Long-Term Liabilities:
Notes payable, net	90,104	(1)	—		90,103
Private placement notes, net	195,638	—	—		195,638
Operating lease liabilities	104,141	(22,333)	—		81,808
Finance lease liabilities	74,426	(12,871)	—		61,555
Construction finance liabilities	133,215	(12,973)	—		120,242
Deferred tax liabilities	169,779	(109,623)	(1,093)	(e)	59,063
Uncertain tax position liabilities	696,391	(158,440)	327	(e)	538,278
Other long-term liabilities	10,823	(173)	—		10,650
Long-term liabilities associated with discontinued operations	33,941	(33,941)	—		—
TOTAL LIABILITIES	$1,632,618	$(375,001)	$2,234		$1,259,851
EQUITY
Common Stock	$—	$—	$—		$—
Additional paid-in-capital	2,077,495	(802,848)	—		1,274,647
Retained earnings (accumulated deficit)	(909,719)	271,205	201,029	(b), (c), (d), (e)	(437,485)
Non-controlling interest	(18,447)	16,980	—		(1,467)
TOTAL EQUITY	1,149,329	(514,663)	201,029		835,695
TOTAL LIABILITIES AND EQUITY	$2,781,947	$(889,664)	$203,263		$2,095,546

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

TRULIEVE CANNABIS CORP.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2026
(in thousands)

	As Reported	Disposition Adjustments (f)	Pro Forma Adjustments		Pro Forma Trulieve Cannabis Corp.

Revenue	$286,754	$(72,709)	$—		$214,045
Cost of goods sold	116,673	(40,489)	—		76,184
Gross profit	170,081	(32,220)	—		137,861
Expenses:
Selling, general, and administrative	104,895	(13,252)	—		91,643
Depreciation and amortization	29,743	(13,465)	—		16,278
Gain on disposal or impairment of assets	(282)	—	—		(282)
Total expenses	134,356	(26,717)	—		107,639
Income from operations	35,725	(5,503)	—		30,222
Other income (expense):
Interest expense, net	(13,321)	1,432	—		(11,889)
Interest income	2,684	(1,054)	—		1,630
Net income attributable to Harvest	—	—	1,732	(i)	1,732
Other income, net	132	(31)	—		101
Total other expense, net	(10,505)	347	1,732		(8,426)
Income before provision for income taxes	25,220	(5,156)	1,732		21,796
Provision for income taxes	21,859	(6,030)	92	(e)	15,921
Net income from continuing operations	$3,361	$874	$1,640		$5,875
Net loss from discontinued operations, net of tax benefit $360	(1,078)	1,078	—		—
Net income	2,283	1,952	1,640		5,875
Less: net loss attributable to non-controlling interest from continuing operations	(123)	28	—		(95)
Net income attributable to common shareholders	$2,406	$1,924	$1,640		$5,970
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

TRULIEVE CANNABIS CORP.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands)

	As Reported	Disposition Adjustments (f)	Pro Forma Adjustments		Pro Forma Trulieve Cannabis Corp.

Revenue	$1,181,180	$(277,607)	$—		$903,573
Cost of goods sold	470,013	(148,549)	—		321,464
Gross profit	711,167	(129,058)	—		582,109
Expenses:
Selling, general, and administrative	445,212	(55,987)	750	(g)	389,975
Depreciation and amortization	117,633	(53,457)	—		64,176
Loss on disposal or impairment of assets	4,827	(1,716)	—		3,111
Loss on Deconsolidation Transaction	—	—	688,651	(h)	688,651
Total expenses	567,672	(111,160)	689,401		1,145,913
Income (loss) from operations	143,495	(17,898)	(689,401)		(563,804)
Other income (expense):
Interest expense, net	(63,453)	5,841	—		(57,612)
Interest income	14,520	(3,133)	—		11,387
Loss on debt extinguishments, net	(1,723)	—	—		(1,723)
Net loss attributable to Harvest	—	—	(20,486)	(i)	(20,486)
Other (expense) income, net	(1,366)	3,788	—		2,422
Total other expense, net	(52,022)	6,496	(20,486)		(66,012)
Income (loss) before provision for income taxes	91,473	(11,402)	(709,887)		(629,816)
Provision for income taxes	208,109	(33,892)	(858)	(e)	173,359
Net loss from continuing operations	$(116,636)	$22,490	$(709,029)		$(803,175)
Net loss from discontinued operations, net of tax (provision) $(209)	(5,612)	5,612	—		—
Net loss	(122,248)	28,102	(709,029)		(803,175)
Less: net loss attributable to non-controlling interest from continuing operations	(5,867)	5,340	—		(527)
Net loss attributable to common shareholders	$(116,381)	$22,762	$(709,029)		$(802,648)
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the Deconsolidation Transaction accounting adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) to reflect the disposition of Harvest and related transactions described in this Form 8-K.

The pro forma condensed consolidated financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Deconsolidation Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the amounts reflected herein due to a variety of factors.

NOTE 2. Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the application of U.S. GAAP to the Deconsolidation Transaction as if it had occurred on the dates indicated. These adjustments are based on preliminary estimates and assumptions that management believes are reasonable under the circumstances and are subject to change.

The transaction accounting adjustments are as follows:

(a)     Reflects the derecognition of the assets and liabilities of Harvest that were previously included in the Company’s historical consolidated financial statements as a result of the loss of control upon completion of the Deconsolidation Transaction.
(b)    Reflects cash consideration of $14.8 million received in connection with the Deconsolidation Transaction.
(c)    Reflects the recognition of the Company’s retained investment in Harvest at its estimated fair value as of the deconsolidation date.
(d)    Reflects estimated transaction costs incurred in connection with the Deconsolidation Transaction that are directly attributable to the transaction and are expected to be recognized in the Company’s financial statements.
(e)    Reflects the estimated income tax effects associated with the Deconsolidation Transaction and the related transaction accounting adjustments.
(f)    Reflects the removal of revenues, expenses and the net loss attributable to Harvest that were historically included in the Company’s consolidated statements of operations.
(g)    Reflects estimated indirect costs incurred as a result of the Deconsolidation Transaction.
(h)    Reflects the estimated loss on deconsolidation recognized upon completion of the Deconsolidation Transaction. The loss represents the difference between (i) the carrying value of Harvest’s net assets at the date control was lost and (ii) the sum of the fair value of the retained investment and any consideration received and was calculated as follows:

Consideration received	$14,800
Plus: Fair value of investment in Harvest	188,463
Less: Carrying value of net assets disposed	889,664
Less: Direct transaction costs	2,250
Pre-tax loss on sale	(688,651)
Estimated tax expense	—
Estimated after-tax loss on sale	$(688,651)

For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated loss recognized in accumulated deficit is based on the net carrying value of Harvest as of March 31, 2026 rather than as of the closing date of the transaction. As a result, the estimated loss reflected herein may differ materially from the actual loss on the sale of Harvest as of the closing date because of the difference in the carrying value of the assets and liabilities at the closing date.
(i)    Reflects the Company’s estimated share of net income (loss) of Harvest for the periods presented, as if the Deconsolidation Transaction had occurred on January 1, 2025. The Company’s share is based on the historical results of Harvest and the Company’s expected ownership interest following the Deconsolidation Transaction.